UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 7, 2006

Neoware, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-21240 (Commission File Number)	23-2705700 (IRS Employer Identification No.)

3200 Horizon Drive, King of Prussia, Pennsylvania (Address of Principal Executive Offices)	19406 (Zip Code)

(610) 277-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2006, the Compensation and Stock Option Committee (the “Compensation Committee”) of Neoware, Inc. (the “Company”) approved annual bonuses for its executive officers under the Company’s Senior Officer Bonus Plan (the “Plan”). The Company did not achieve 100% of the operating income performance goal for fiscal 2006 that had been established in accordance with the Plan, which was previously approved by the Compensation Committee and disclosed by the Company on a Form 8-K filed with the SEC on January 31, 2006. In its discretion, the Compensation Committee granted bonuses based on percentages of base salaries that were less than 100% of each individual’s target bonus percentage in accordance with the Plan, after taking into consideration the Company’s performance during fiscal 2006 and such individual’s contribution to that performance.

The Compensation Committee approved cash bonuses under the Plan for each of the following executive officers: Michael Kantrowitz, Chairman and Chief Executive Officer, Eric Rubino, Chief Operating Officer, and Keith Schneck, Executive Vice President and Chief Financial Officer, were awarded bonuses equal to 40% of their target bonus percentages; and Peter Bolton, Executive Vice President-Europe, Middle East and Asia, and Wei Ching, Executive Vice President, Asia, were awarded bonuses equal to 33% of their target bonus percentages.

All summaries or descriptions of the Plan are qualified in their entireties by the Plan filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on January 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 13, 2006	Neoware, Inc.

(Registrant)

/s/ Keith D. Schneck

Keith D. Schneck Executive Vice President and Chief Financial Officer